As filed with the Securities and Exchange Commission on May 2, 2005

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3112828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4440 El Camino Real

Los Altos, California 94022

(Address, including zip code, of Principal Executive Offices)

1997 Stock Plan

1997 Employee Stock Purchase Plan

(Full title of the plans)

John D. Danforth

Sr. Vice President, General Counsel

and Secretary

Rambus Inc.

4440 El Camino Real

Los Altos, California 94022

(650) 947-5000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Aaron J. Alter, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value:
— Newly reserved under 1997 Stock Plan, as amended and restated as of July 10, 2003 (the “1997 Plan”) (2)	2,211,276	$14.67	(3)	$32,439,418.92	$3,818.12
— Newly reserved under 1997 Employee Stock Purchase Plan (the “ESPP”) (4)	543,129	$12.47	(5)	$6,772,818.63	$797.16
Total	2,754,405			$39,212,237.55	$4,615.28

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Shares”) that may become issuable under the 1997 Plan and the ESPP (collectively, the “Plans”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Shares.
(2)	The 1997 Plan provides for an annual increase in the number of Shares reserved and available for issuance under the 1997 Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be optioned and sold under the 1997 Plan to 4,000,000 Shares, (ii) four percent (4%) of the outstanding Shares, as of the last business day of the Registrant’s immediately preceding fiscal year, or (iii) a lesser amount determined by the Board of Directors.
(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on April 26, 2005.
(4)	The ESPP provides for an annual increase in the number of Shares reserved and available for issuance under the ESPP equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be sold under the ESPP to 1,600,000 (after giving effect to a four-for-one split of the Registrant’s Common Stock effective June 15, 2000), (ii) one percent (1%) of the outstanding Shares as of the last business day of the Registrant’s immediately preceding fiscal year, or (iii) a lesser amount determined by the Board of Directors.
(5)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on April 26, 2005, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) on February 17, 2005.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed pursuant to Section 13(a) of the Exchange Act on April 29, 2005.

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 18, 2005 pursuant to Section 14(a) of the Exchange Act, and as amended and restated on March 29, 2005.

(d)	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 2, 1997, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(e)	The contents of the Registrant’s Forms S-8 Registration Statements, Registration Nos. 333-115015, 333-103789, 333-86140, 333-48730, 333-93427, 333-67457, 333-38855, and 333-28597 dated April 29, 2004, March 13, 2003, April 12, 2002, October 27, 2000, December 22, 1999, November 18, 1998, October 28, 1997, and June 6, 1997, respectively, relating to the 1997 Stock Plan and the 1997 Employee Stock Purchase Plan.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interests of Named Experts and Counsel.

Inapplicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation and Bylaws provide for the indemnification of present and former directors, officers, employees and agents of the Registrant and persons serving as directors, employees or agents of another corporation or entity at the request of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant enters into indemnification agreements with each of its directors and executive officers pursuant to which such persons are indemnified for costs and expenses actually and reasonably incurred by such persons in connection with a threatened, pending or completed claim arising out of service as a director, officer, employee, trustee and/or agent of the Registrant or another entity at the request of the Registrant. The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

Exhibit Number		Description of Document

4.1	*	1997 Stock Plan, as amended and restated as of July 10, 2003.

4.2	**	1997 Employee Stock Purchase Plan.

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1).

24.1		Powers of Attorney (included as part of the signature page of this registration statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

*	Incorporated by reference to the Registrant’s Form 10-Q filed on July 29, 2003 (file no. 000-22339).
**	Incorporated by reference to the Registrant’s Form S-8 filed on June 6, 1997 (file no. 333–28597).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 2nd day of May, 2005.

RAMBUS INC.

BY:	/s/ John D. Danforth
John D. Danforth
Sr. Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harold Hughes and John D. Danforth, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signatures	Title	Date
/s/ Harold Hughes Harold Hughes	Chief Executive Officer and Director (principal executive officer)	May 2, 2005

/s/ Robert K. Eulau Robert K. Eulau	Sr. Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	May 2, 2005

/s/ Geoffrey R. Tate Geoffrey R. Tate	Chairman of the Board of Directors	May 2, 2005

/s/ J. Thomas Bentley J. Thomas Bentley	Director	May 2, 2005

/s/ William Davidow William Davidow	Director	May 2, 2005

/s/ Bruce Dunlevie Bruce Dunlevie	Director	May 2, 2005

/s/ P. Michael Farmwald P. Michael Farmwald	Director	May 2, 2005

/s/ Mark Horowitz Mark Horowitz	Director	May 2, 2005

/s/ Kevin Kennedy Kevin Kennedy	Director	May 2, 2005

/s/ David Mooring David Mooring	Director	May 2, 2005

RAMBUS INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number		Description of Document
4.1	*	1997 Stock Plan, as amended and restated as of July 10, 2003.

4.2	**	1997 Employee Stock Purchase Plan.

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1).

24.1		Powers of Attorney (included as part of the signature page of this registration statement).

*	Incorporated by reference to the Registrant’s Form 10-Q filed on July 29, 2003 (file no. 000-22339).
**	Incorporated by reference to the Registrant’s Form S-8 filed on June 6, 1997 (file no. 333 28597).